SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 21, 2003
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                            MISSISSIPPI POWER COMPANY
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             (Exact name of registrant as specified in its charter)

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   Mississippi                    001-11229                      64-0205820
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(State or other jurisdiction    (Commission File   (IRS Employer Identification
   of incorporation)              Number)                      No.)


            2992 West Beach, Gulfport, Mississippi                    39501
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           (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code           (228) 864-1211
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                                       N/A
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         (Former name or former address, if changed since last report.)



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Item 5.  Other Events and Regulation FD Disclosure.

         Reference is made to "Management's Discussion and Analysis of Results of Operations and Financial Condition - Future Earnings Potential - General" and to Note 5 to the "Notes to Financial Statements" in the Annual Report on Form 10-K for the year ended December 31, 2002 for Mississippi Power Company ("Mississippi Power") for information regarding a power purchase agreement (the "PPA") between a subsidiary of Dynegy, Inc. ("Dynegy") and Mississippi Power and a related letter of credit. The Dynegy letter of credit in favor of Mississippi Power was extended to June 20, 2003.

         On April 21, 2003, Mississippi Power and one of its affiliates entered into a letter agreement with Dynegy (the "Letter Agreement") to resolve all outstanding matters related to Dynegy and the PPA. Under the terms of the Letter Agreement, (1) Dynegy would make a one-time cash payment of $75 million to Mississippi Power upon the execution of a definitive agreement and related documentation (the "Closing"); and (2) at the Closing, Dynegy and Mississippi Power would amend the PPA so that the capacity payments due from Dynegy to Mississippi Power would be reduced to zero for each month from June 2003 through October 2003 (but other obligations and payments by Dynegy under the PPA would not be affected during such time) and the PPA would terminate effective October 31, 2003, with neither party having any remaining obligations under the PPA after October 31, 2003. The parties have also agreed that a letter of credit in support of Dynegy's continuing obligations under the PPA would be maintained for any amounts owed by Dynegy to Mississippi Power under the PPA. The parties to the Letter Agreement agree to use their best efforts to complete and execute definitive documentation reflecting the terms of the Letter Agreement by May 30, 2003. The termination payment from Dynegy would result in a one-time gain upon the Closing to Mississippi Power of $38 million after tax.

         Because of the proposed termination of the PPA, Mississippi Power is exploring several options for its existing capacity.

         The final outcome of these matters cannot now be determined.

Cautionary Statement Regarding Forward-Looking Information:

         All of the information in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Mississippi Power cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Mississippi Power; accordingly, there can be no assurance that such indicated results will be realized.

         The following factors, in addition to those discussed in Annual Report on Form 10-K for the year ended December 31, 2002 of Mississippi Power, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the

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effects, extent and timing of the entry of additional competition in the markets in which Mississippi Power operates; the impact of fluctuations in commodity prices, interest rates and customer demand; political, legal and economic conditions and developments in the United States; the ability of counterparties of Mississippi Power to make payments as and when due; the effects of, and changes in, economic conditions in the area in which Mississippi Power operates, including the current soft economy; the direct or indirect effects on Mississippi Power's business resulting from the terrorist incidents on September 11, 2001, or any similar such incidents or responses to such incidents;
financial market conditions and the results of financing efforts; the ability of Mississippi Power to obtain additional generating capacity at competitive prices; and weather and other natural phenomena.




                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     April 22, 2003              MISSISSIPPI POWER COMPANY



                                      By /s/Wayne Boston
                                         Wayne Boston
                                         Assistant Secretary